CONTACTS:	Rodney C. Sacks

Chairman and Chief Executive Officer

(951) 739-6200

Hilton H. Schlosberg

Vice Chairman

(951) 739-6200

Roger S. Pondel

PondelWilkinson Inc.

(310) 279-5980

HANSEN NATURAL TO REPORT THIRD QUARTER RESULTS

NOVEMBER 9, 2005

--Company to Conduct Conference Call at 11:30 a.m. Pacific Time--

Corona, CA – November 1, 2005 – Hansen Natural Corp. (NASDAQ:HANS) today said results for its third quarter ended September 30, 2005 will be released Wednesday, November 9, 2005. The company also said that chairman and chief executive officer Rodney Sacks and vice chairman and president Hilton Schlosberg will host an investor conference call that same day at 11:30 a.m. Pacific Time to review the company’s financial results and operations.

The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.hansens.com and www.fulldisclosure.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on both Web sites.

Hansen Natural Corporation markets and distributes Hansen’s® Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade® energy sports drinks, E20 Energy Water®, functional drinks, Sparkling Lemonades and Orangeades, multi-vitamin juice drinks in aseptic packaging, Junior Juice® juice, iced teas, lemonades and juice cocktails, apple juice, cider and juice blends, Blue Sky® brand carbonated beverages, Monster Energy™ brand energy drinks, Lost® Energy™ brand energy drinks and Rumba™ brand energy juice. Hansen can be found on the Web at www.hansens.com.